EXHIBIT 23.1b

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Elkhart Community Bank
Elkhart, Indiana

We hereby consent to the use in the proxy statement/prospectus constituting a part of the Registration Statement on Form S-4 of Capitol Bancorp Limited of our report dated January 31, 2003 relating to the financial statements of Elkhart Community Bank which is contained in the proxy statement/prospectus. We also consent to the reference to us under the caption "Experts" in the proxy statement/prospectus.


/s/ BDO SEIDMAN, LLP


Grand Rapids, Michigan
May 30, 2003